                                                                    EXHIBIT 10.5


                     AMENDED AND RESTATED CREDIT AGREEMENT


                          dated as of April 19, 2001


                                     among


                             TRANSIT GROUP, INC.,


                        VARIOUS FINANCIAL INSTITUTIONS
                                      and


                                 BANK ONE, NA,
                                   as Agent

                               TABLE OF CONTENTS

                                                                                                  Page
ARTICLE I
     DEFINITIONS................................................................................    1

ARTICLE II

     THE LOANS..................................................................................   13
              2.1.  Making of Loans.............................................................   13
              2.2.  Required Payments...........................................................   13
              2.3.  Optional Principal Prepayments..............................................   14
              2.4.  Interest Rate; Rate Applicable After Default................................   14
              2.5.  Method of Payment...........................................................   14
              2.6.  Noteless Agreement; Evidence of Indebtedness................................   14
              2.7.  Interest Payment Dates; Interest and Fee Basis..............................   15
              2.8.  Notification of Prepayments.................................................   15
              2.9.  Lending Installations.......................................................   15
              2.10. Non-Receipt of Funds by the Agent...........................................   15

ARTICLE III

     TAXES......................................................................................   16
              3.1.  Taxes.......................................................................   16
              3.2.  Lender Statements; Survival of Indemnity....................................   18

ARTICLE IV

     CONDITIONS PRECEDENT.......................................................................   18
              4.1.  Documents...................................................................   18
              4.2.  Existing LCs................................................................   20

ARTICLE V

     REPRESENTATIONS AND WARRANTIES.............................................................   20
              5.1.  Existence and Standing......................................................   20
              5.2.  Authorization and Validity..................................................   20
              5.3.  No Conflict; Government Consent.............................................   20
              5.4.  Financial Statements........................................................   21
              5.5.  Material Adverse Change.....................................................   21
              5.6.  Taxes.......................................................................   21
              5.7.  Litigation and Contingent Obligations.......................................   21
              5.8.  Subsidiaries................................................................   21
              5.9.  ERISA.......................................................................   21
              5.10. Accuracy of Information.....................................................   22


              5.11. Regulation U................................................................   22
              5.12. Material Agreements.........................................................   22
              5.13. Compliance With Laws........................................................   22
              5.14. Ownership of Properties.....................................................   22
              5.15. Plan Assets; Prohibited Transactions........................................   22
              5.16. Environmental Matters.......................................................   23
              5.17. Investment Company Act......................................................   23
              5.18. Public Utility Holding Company Act..........................................   23
              5.19. Post-Retirement Benefits....................................................   23

ARTICLE VI

     COVENANTS..................................................................................   23
               6.1.  Financial Reporting........................................................   23
               6.2.  Notice of Default..........................................................   25
               6.3.  Conduct of Business........................................................   25
               6.4.  Taxes......................................................................   25
               6.5.  Insurance..................................................................   25
               6.6.  Compliance with Laws.......................................................   26
               6.7.  Maintenance of Properties..................................................   26
               6.8.  Inspection; Collateral Audit...............................................   26
               6.9.  Restricted Payments........................................................   26
               6.10. Indebtedness...............................................................   26
               6.11. Merger.....................................................................   27
               6.12. Sale of Assets.............................................................   27
               6.13. Investments and Acquisitions...............................................   27
               6.14. Liens......................................................................   28
               6.15. Affiliates.................................................................   28
               6.16. No Amendment to GECC Convertible Preferred Stock; No Issuance of
                     Additional Redeemable Stock................................................   29
               6.17. Sale of Accounts...........................................................   29
               6.18. Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities....   29
               6.19. Contingent Obligations.....................................................   29
               6.20. Letters of Credit..........................................................   29
               6.21. Prepayment of Other Debt...................................................   29
               6.22. Consolidated Capital Expenditures..........................................   29
               6.23. Additional Subsidiaries; Further Assurances................................   29
               6.24. Release and Covenant Not to Sue............................................   30

ARTICLE VII

     DEFAULTS...................................................................................   30

ARTICLE VIII

     ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.............................................   33


              8.1.   Acceleration................................................................   33
              8.2.   Amendments..................................................................   34
              8.3.   Preservation of Rights......................................................   34

ARTICLE IX

     GENERAL PROVISIONS.........................................................................    35
              9.1.   Survival of Representations..................................................  35
              9.2.   Governmental Regulation......................................................  35
              9.3.   Headings.....................................................................  35
              9.4.   Entire Agreement.............................................................  35
              9.5.   Several Obligations; Benefits of this Agreement..............................  35
              9.6.   Expenses; Indemnification....................................................  35
              9.7.   Numbers of Documents.........................................................  36
              9.8.   Accounting...................................................................  36
              9.9.   Severability of Provisions...................................................  36
              9.10.  Nonliability of Lenders.....................................................   36
              9.11.  Confidentiality.............................................................   36
              9.12.  Nonreliance.................................................................   37
              9.13.  Disclosure..................................................................   37

ARTICLE X

     THE AGENT..................................................................................    37
              10.1.  Appointment; Nature of Relationship.........................................   37
              10.2.  Powers......................................................................   37
              10.3.  General Immunity............................................................   37
              10.4.  No Responsibility for Loans, Recitals, etc..................................   38
              10.5.  Action on Instructions of Lenders...........................................   38
              10.6.  Employment of Agents and Counsel............................................   38
              10.7.  Reliance on Documents; Counsel..............................................   38
              10.8.  Agent's Reimbursement and Indemnification...................................   39
              10.9.  Notice of Default...........................................................   39
              10.10. Rights as a Lender.........................................................    39
              10.11. Lender Credit Decision.....................................................    39
              10.12. Successor Agent............................................................    40
              10.13. Delegation to Affiliates...................................................    40
              10.14. Execution of Collateral Documents..........................................    40
              10.15. Collateral Releases........................................................    41

ARTICLE XI

     SETOFF; RATABLE PAYMENTS....................................................................   41
              11.1.  Setoff......................................................................   41
              11.2.  Ratable Payments............................................................   41

ARTICLE XII
     BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..........................................   41
               12.1. Successors and Assigns.....................................................   41
               12.2. Participations.............................................................   42
                     12.2.1  Permitted Participants; Effect.....................................   42
                     12.2.2  Voting Rights......................................................   42
                     12.2.3  Benefit of Setoff..................................................   43
               12.3. Assignments................................................................   43
                     12.3.1  Permitted Assignments..............................................   43
                     12.3.2  Effect; Effective Date.............................................   43
               12.4. Dissemination of Information...............................................   44
               12.5. Tax Treatment..............................................................   44

ARTICLE XIII

     NOTICES....................................................................................   44
               13.1. Notices....................................................................   44
               13.2. Change of Address..........................................................   44

ARTICLE XIV

     COUNTERPARTS...............................................................................   45

ARTICLE XV

     CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...............................   45
               15.1. CHOICE OF LAW..............................................................   45
               15.2. CONSENT TO JURISDICTION....................................................   45
               15.3. WAIVER OF JURY TRIAL.......................................................   45
               15.4. WAIVER OF AND AGREEMENT TO TERMINATE AUTOMATIC STAY........................   46

SCHEDULES

Schedule 1  Guarantors and other Investments
Schedule 2  Liens and Indebtedness
Schedule 2.1 Commitments of the Lenders
Schedule 2.2 Repayment of Term A Loans
Schedule 3 Series B Preferred Stockholders
Schedule 5.7 Litigation and Contingent Obligations
Schedule 5.12  Material Adverse Effect

EXHIBITS
--------

EXHIBIT A  Form of Opinion of Counsel
EXHIBIT B  Form of Compliance Certificate
EXHIBIT C  Form of Assignment Agreement
EXHIBIT D  Form of Note

                     AMENDED AND RESTATED CREDIT AGREEMENT

     This Agreement, dated as of April 19, 2001, is among Transit Group, Inc., a Florida corporation (the "Borrower"), the Lenders (as defined below) and Bank
                          --------
One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent.

     WHEREAS, the Borrower, the Lenders and Bank One, NA, as agent, have entered into an Acquisition Credit Agreement dated as of October 25, 1999 (as amended, the "Existing Acquisition Credit Agreement") and a Credit Agreement dated as of
     -------------------------------------
October 25, 1999 (as amended, the "Existing Working Capital Credit Agreement";
                                   -----------------------------------------
together with the Existing Acquisition Credit Agreement, the "Existing
                                                              --------
Agreements");
----------

     WHEREAS, the Borrower will issue preferred stock and will enter into a working capital credit facility on the date hereof, and a portion of the proceeds of such issuance and/or such facility will be applied to pay loans under the Existing Agreements;

     WHEREAS, the parties hereto have agreed to amend and restate the Existing Agreements so as to, among other things, (a) convert the outstanding loans under the Existing Agreements into term loans under this Agreement and (b) amend certain covenants and various other provisions of the Existing Agreements; and

     WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Borrower under the Existing Agreements, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Existing Agreements are amended and restated in their entirety, and the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------
As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated after the date hereof, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Agreement" means this amended and restated credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Asset Sale" means the sale, lease, assignment or other transfer for value by the Borrower or any Subsidiary to any Person (other than the Borrower or any Subsidiary) of any asset or right of the Borrower or such Subsidiary for which the Agent has been granted a first priority lien that it has not subordinated pursuant to the Subordination Agreement (including any sale or other transfer of stock of any Subsidiary, whether by merger, consolidation or otherwise, but excluding any sale of inventory in the ordinary course of business).

     "Authorized Officer" means any of the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President of the Borrower, acting singly.

     "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     "Borrower" - see the introductory paragraph.

     "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capital Expenditures" means, without duplication, expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (ii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America or mutual funds limited to the same,
(ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's,
(iii) demand deposit accounts maintained in the ordinary course of business, and
(iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided that in each case the same shall provide for payment of
              --------
both principal and interest (and not principal alone or interest alone) and shall not be subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (i) any Person or group (within the meaning of Rule 13d-5 under the Securities and Exchange Act of 1934), excluding (x) Wayne Davis, any member of his immediate family and any trust therefor or Affiliate thereof and (y) any Series B Preferred Stockholder, shall be or become the beneficial owner (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934) of issued and outstanding capital stock of the Borrower representing 20% or more of the voting power in elections for directors of the Borrower on a fully diluted basis or (ii) a majority of the members of the Board of Directors of the Borrower shall cease to be Continuing Members.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Documents" means, collectively, the Pledge and Security Agreement, each Mortgage and any other document pursuant to which the Borrower or any Guarantor grants collateral to the Agent for the benefit of the Lenders.

     "Confirmation" means the Confirmation dated as of the date hereof executed by the Borrower and each Guarantor, as it may be amended or modified from time to time.

     "Congress" means Congress Financial Corporation (Southern).

     "Congress Credit Agreement" means the $50,000,000 Loan and Security Agreement dated as of the date hereof among the Borrower, various Subsidiaries and Congress, as amended or modified from time to time.

     "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated EBITDAR" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid, (iii) depreciation, (iv) amortization, (v) consolidated Rentals and (vi) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) after taxes of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Continuing Member" means a member of the Board of Directors of the Borrower who either (a) was a member of the Borrower's Board of Directors on the date hereof and has been such continuously thereafter or (b) became a member of such Board of Directors after the date hereof and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Borrower's Board of Directors.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Default" means an event described in Article VII.

     "Dividends" means, with respect to any Person dividends on such Person's equity securities and, without duplication, (i) payments in respect of such equity securities, including without limitation payments in respect of interest under such equity securities or in connection with any redemption, purchase, retirement or defeasance of such equity securities and (ii) in the case of the Borrower, payments of annual and cumulative dividends on the Series B Preferred Stock to the Series B Preferred Stock Holders.

     "Effective Date" means the date on which all conditions precedent to the effectiveness of this Agreement have been satisfied.

     "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000,
(b) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, (c) any Lender, (d) any Affiliate of any Lender, and (e) if a Default exists and is continuing, any Person reasonably acceptable to the Agent.

     "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Excess Availability" means the amount, as determined by Congress, calculated at any time as (a) the lesser of (i) the Borrowing Base under and as defined in the Congress Credit Agreement and (ii) the Revolving Loan Limit under and as defined in the Congress Credit Agreement minus (b) the sum of: (i) the
                                                -----
amount of all then outstanding and unpaid Obligations under and as defined in the Congress Credit Agreement, plus (ii) the aggregate amount of all then
                               ----
outstanding and unpaid trade payables and other obligations of the borrowers under the Congress Credit Agreement which are more than 60 days past due as of such time, plus (iii) the amount of checks issued by a borrower under the
           ----
Congress Credit Agreement to pay trade payables and other obligations which are more than 60 days past due as of such time, but not yet sent, plus (iv) the book
                                                              ----
overdraft of the borrowers under the Congress Credit Agreement.

     "Excess Cash Flow" means, for any period, the remainder of (a) Consolidated EBITDAR for such period less (b) the total, without duplication, of (i)
                        ----
regularly scheduled principal payments made on the Loans during such period, plus (ii) cash payments made in such period with respect to Capital
----
Expenditures, plus (iii) expenses for taxes paid during such period, plus (iv)
              ----                                                   ----
cash Interest Expense
of the Borrower and its Subsidiaries during such period with respect to the Loans and loans outstanding under the Congress Credit Agreement plus (v)
                                                                ----
regularly scheduled payments under Operating Leases.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Acquisition Credit Agreement" - see the recitals.

     "Existing Agreements" - see the recitals.

     "Existing Working Capital Credit Agreement" - see the recitals.

     "Existing LCs" means the Letters of Credit outstanding under the Existing Working Capital Credit Agreement.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

     "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2001") refer to the Fiscal Year ending on December 31 of such calendar year.

     "Foreign Subsidiary" means each Subsidiary of the Borrower that is organized under the laws of a jurisdiction outside the United States of America.

     "GECC Convertible Preferred Stock" means the Series A Convertible Preferred Stock issued by the Borrower pursuant to the Purchase Agreement dated as of May 13, 1999 between the Borrower and GE Capital Equity Investments, Inc.

     "Guarantor" means each Subsidiary of the Borrower which has executed the Guaranty, and each of their respective successors and permitted assigns.

     "Guaranty" means the Guaranty dated as of October 25, 1999 executed by each Guarantor and various other parties in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) Operating Lease Obligations and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

     "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof among Congress Financial Corporation (Southern), the Borrower and the Agent.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; any stock, bond, mutual fund, partnership interest, note, debenture or other security owned by such Person; any deposit account or certificate of deposit owned by such Person; and any structured note, derivative financial instrument or other similar instrument or contract owned by such Person.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender, the office, branch, subsidiary or affiliate of such Lender listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender pursuant to Section 2.9.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means a Term A Loan or a Term B Loan.

     "Loan Documents" means this Agreement, each Note issued pursuant to Section 2.6, the Confirmation, the Guaranty and the Collateral Documents.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Material Financial Obligation" is defined in Section 7.5.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Agent a Lien on real property owned or leased by the Borrower or any Subsidiary.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Cash Proceeds" means:

     (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Borrower or any Subsidiary pursuant to such Asset Sale, net of
(i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such Asset Sale (other than Indebtedness hereunder); and

     (b) with respect to any accounts receivable of the Borrower or any Subsidiary, any amounts paid to the Borrower or such Subsidiary by an insurer pursuant to a claim filed with respect to all or any portion of such accounts receivable.

     "Non-U.S. Lender" is defined in Section 3.1(iv).

     "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.6 in the form of Exhibit D.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to any Lender, the Agent or any indemnified party arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (excluding Operating Leases).

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Operating Lease Obligations" means, as at any date of determination, the amounts for such operating lease obligations set forth in the most current Form 10-K filed by the Borrower with the Securities and Exchange Commission, discounted in the case of each Operating Lease by applying a discount rate (which shall be 10%) from the date on which each fixed lease payment is due under such Operating Lease to the date of filing of such Form 10-K, adjusted for any Operating Leases entered into after the date of filing of such Form 10-K.

     "Other Taxes" is defined in Section 3.1(ii).

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each calendar month.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pledge and Security Agreement" means the Pledge and Security Agreement dated as of October 25, 1999 executed by the Borrower, the Guarantors and various other parties in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is the outstanding principal amount of such Lender's Loans and the denominator of which is the outstanding principal amount of all Loans.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided that a failure to meet the minimum
                                 --------
funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means, at any time, Lenders having in the aggregate at least 66 2/3% of the outstanding principal amount of the Loans at such time.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Series B Preferred Stock" means the Series B convertible preferred stock, no par value per share, of the Borrower issued pursuant to the Certificate of Designation dated April 10, 2001.

     "Series B Preferred Stock Holders" means the persons listed on Schedule 3.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the 12-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, excluding Excluded Taxes.

     "Term A Commitment" means, as to any Lender, the amount set forth opposite such Lender's name on Schedule 2.1 under the heading "Term A Commitment."

     "Term A Loan" - see Section 2.1.

     "Term B Commitment" means, as to any Lender, the amount set forth opposite such Lender's name on Schedule 2.1 under the heading "Term B Commitment."

     "Term B Loan" - see Section 2.1.

     "Transferee" is defined in Section 12.4.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Warrant Agreement" means the Warrant Agreement dated as of the date hereof among the Borrower and the Lenders.

     "Warrants" means the Warrants issued to the Lenders on the Effective Date under the Warrant Agreement to purchase capital stock of the Borrower.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of calculating Consolidated EBITDAR, Consolidated Rentals, Consolidated Net Income, Consolidated Interest Expense and expense for taxes paid or accrued for any period, any Person heretofore or hereafter acquired by the Borrower or any Subsidiary during such period shall be deemed to have been acquired on the first day of such period, with pro forma adjustments limited to salaries, taxes and extraordinary charges (as defined by generally accepted accounting principles) and other items approved by the Agent in its reasonable discretion of such acquired Person relating to any prior period.


                                  ARTICLE II

                                   THE LOANS
                                   ---------

     2.1.   Making of Loans.  Each Lender severally agrees, on the terms and
            ---------------
conditions set forth in this Agreement, that on the Effective Date its outstanding loans under the Existing Agreements and all accrued and unpaid interest thereon shall (to the extent not paid on such date) be converted into two term loans, one (for each Lender, its "Term A Loan") in the amount of such Lender's Term A Commitment and the other (for each Lender, its "Term B Loan") in the amount of such Lender's Term B Commitment.

     2.2.   Required Payments.
            -----------------

     (a) (i) The Term A Loans shall be repaid in installments on the dates, and in the amounts, set forth on Schedule 2.2.

     (ii) The Term B Loans shall be repaid in full by the Borrower on September 30, 2005.

     (b) If the average Excess Availability exceeds $12,000,000 for any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2001, the Loans shall be prepaid, concurrently with the delivery of the compliance certificate as of the end of such Fiscal Quarter pursuant to Section 6.1(ii), by an amount equal to the lesser of (i) the Excess Availability for such Fiscal Quarter minus $12,000,000 or (ii) the Specified Portion of Excess Cash Flow for such Fiscal Quarter (but not less than zero). As used herein, "Specified Portion" means (i) 50% for each Fiscal Quarter ending on March 31 and December 31 and (ii) 25% for each Fiscal Quarter ending June 30 and September 30.

     (c) Concurrently with the delivery of the Borrower's audited financial statements as of the end of any Fiscal Year pursuant to Section 6.1(i), beginning with the Fiscal Year ending December 31, 2002, the Loans shall be prepaid by an amount equal to the result of (i) 50% of Excess Cash Flow for such Fiscal Year minus (ii) the aggregate amount of payments previously or concurrently made pursuant to clause (b) above with respect to Excess Cash Flow for the Fiscal Quarters of such Fiscal Year (for any Fiscal Year, the "Prior ECF Payments"). If such result is negative, the Borrower may deduct such amount (but not more than the Prior ECF Payments) from subsequent mandatory prepayments required to be made pursuant to clause (b) above or clause (d) below.

     (d) Concurrently with the receipt by the Borrower or any Subsidiary of any Net Cash Proceeds, the Loans shall be prepaid by an amount equal to 100% of all such Net Cash Proceeds received since the Effective Date minus the aggregate amount previously applied to prepay the Loans pursuant to this clause (d).

     (e)    Each prepayment of Loans shall be applied first, to unpaid fees and
                                                      -----
expenses of the Agent and the Lenders, second, to unpaid interest with respect
                                       ------
to the Loans, third, to outstanding principal with respect to the Term B Loans
              -----
until the Term B Loans have been paid in full, and finally, to outstanding
                                                   -------
principal with respect to the Term A Loans until the Term A Loans have been paid in full. Each repayment of interest and principal shall be applied to the applicable Loans of the Lenders according to their Pro Rata Shares.


     (f)    No principal amount of a Loan which is repaid may be reborrowed.

     2.3.   Optional Principal Prepayments.  The Borrower may from time to time
            ------------------------------
prepay, without penalty or premium, all outstanding Loans or, in a minimum aggregate amount of $10,000 or any higher integral multiple of $10,000, any portion of the outstanding Loans upon two Business Days' prior notice to the Agent. All prepayments shall be applied to the Loans of the Lenders according to their Pro Rata Shares.

     2.4.   Interest Rate; Rate Applicable After Default.  Each Loan shall bear
            --------------------------------------------
interest on the outstanding principal amount thereof, for each day from and including the date hereof to but excluding the date it is paid, at 10.5% per annum. During the continuance of a Default the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Loan shall bear interest at 12.5% per annum.

     2.5.   Method of Payment.  All payments of the Obligations shall be made,
            -----------------
without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied by the Agent among the Lenders in accordance with their respective shares thereof.
Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge any account of the Borrower maintained with Bank One for each payment of principal, interest or fees as it becomes due hereunder.

     2.6.   Noteless Agreement; Evidence of Indebtedness.  (i) Each Lender shall
            --------------------------------------------
maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the
                                             --------
Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.7.   Interest Payment Dates; Interest and Fee Basis.  Interest accrued on
            ----------------------------------------------
each Loan shall be payable on each Payment Date, on any date on which such Loan is prepaid, whether due to acceleration or otherwise, and at maturity. Interest shall be calculated for actual days elapsed on the basis of a year of 365 or, if
applicable, 366 days.   If any payment of principal of or interest on a Loan
shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.8.   Notification of Prepayments.  Promptly after receipt thereof, the
            ---------------------------
Agent will notify each Lender of the contents of each prepayment notice received by it hereunder.

     2.9.   Lending Installations. Each Lender may book its Loans at any Lending
            ---------------------
Installation selected by such Lender, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any applicable Note issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations for whose account Loan payments are to be made.

     2.10.  Non-Receipt of Funds by the Agent.  Unless the Borrower notifies the
            ---------------------------------
Agent, prior to the date on which it is scheduled to make payment to the Agent of a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the Lenders in reliance upon such assumption.

If the Borrower does not in fact make such payment to the Agent, each Lender shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, the greater of the Federal Funds Effective Rate and the interest rate applicable to the Loans. Nothing in this Section 2.10 shall relieve the Borrower of its obligation to make any payment hereunder.

                                  ARTICLE III

                                     TAXES
                                     -----

     3.1.   Taxes.  (i)  All payments by the Borrower to or for the account of
            -----
any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

     (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.1) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes written demand therefor pursuant to Section 3.2.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date hereof, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-9 and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the

Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States Federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.1 with respect to Taxes imposed by the United States; provided
                                                                     --------
that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.1(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.2.   Lender Statements; Survival of Indemnity.  Each Lender shall deliver
            ----------------------------------------
a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Section 3.1 shall survive payment of the Obligations and termination of this Agreement.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

     This Agreement shall not become effective until all of the following conditions precedent have been satisfied:

     4.1.   Documents. The Borrower shall have furnished to the Agent with
            ---------
sufficient copies for the Lenders:

     (i) Copies of the articles or certificate of incorporation of the Borrower and each Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of its bylaws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower or such Guarantor is a party.

     (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or such Guarantor authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or such Guarantor.

     (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the Effective Date no Default or Unmatured Default (other than any default under the Existing Agreements which will be inapplicable on and after the Effective Date) has occurred and is continuing.

     (v) A written opinion of the Borrower's counsel, in substantially the form of Exhibit A.

     (vi) Any Note requested by a Lender pursuant to Section 2.6 payable to the order of such requesting Lender.

     (vii)  The Confirmation executed by the Borrower and each Guarantor.

     (viii) An Option Agreement executed by the Borrower and each Lender.

     (ix) A Warrant for each Lender representing the right to purchase shares of the Borrower's capital stock.

     (x) A certified copy of the Congress Credit Agreement executed by the parties thereto, and evidence that the proceeds of loans thereunder have been used to repay not less than $26,500,000 of loans outstanding under the Existing Working Capital Credit Agreement.

     (xi) Evidence that the Borrower has issued Series B Preferred Stock to the Series B Preferred Stock Holders for a cash purchase price of not less than $7,000,000.

     (xii) The Intercreditor Agreement executed by Congress Financial Corporation (Southern).

     (xiii) Copies of (A) the 1998 and 1999 Federal income tax returns (including amended returns) of the Borrower and its Subsidiaries, (B) a copy of the borrowing base certificate delivered to Congress on the date hereof and (C) a report setting forth the information in Section 6.1(xii) for March 2001.

     (xiv) A certificate, signed by the chief financial officer of the Borrower, stating that, as of the Effective Date, the Borrower and its Subsidiaries have filed all documents and instruments necessary to submit all possible claims under their respective credit insurance policies, together with all documents necessary to perfect the Agent's security interest in such claims and to cause all payments in respect of such claims to be made directly to the Agent for application in accordance with Section 2.2.

     (xv) Copies of restructuring agreements with each of the lessors listed in Item 7 of Schedule 5.12 (other than those lessors approved by the Administrative Agent), along with a certification from the chief financial officer of the Borrower that each lessor will restructure the scheduled lease payments under such lessor's lease agreements with the Borrower so that such scheduled lease payments are substantially as set forth on Schedule 4.

     (xvi) Such other documents as any Lender or its counsel may have reasonably requested.

     (xvii) The Borrower shall have paid all outstanding invoices of Mayer, Brown & Platt, Freed Maxick ABL Services, Inc., Dovebid Norman Levy & Associates and Blake Cassels & Graydon.

     4.2.   Existing LCs.  The Borrower shall have (a) replaced all Existing LCs
            ------------
or (b) deposited cash collateral in the face amount of the Existing LCs in an account maintained with the Agent.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower represents and warrants to the Lenders that:

     5.1.   Existence and Standing.  The Borrower is a corporation, and each of
            ----------------------
its Subsidiaries is a corporation, partnership or limited liability company, in each case duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2.   Authorization and Validity.  The Borrower and each Guarantor has the
            --------------------------
power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower and such Guarantor is a party constitute legal, valid and binding obligations of the Borrower or such Guarantor, as the case may be, enforceable against the Borrower or such Guarantor, as the case may be, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3.   No Conflict; Government Consent.  Neither the execution and delivery
            -------------------------------
by the Borrower or any Guarantor of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries, (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4.   Financial Statements.  The June 30, 2000 consolidated financial
            --------------------
statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5.   Material Adverse Change. Since the Effective Date, there has been no
            -----------------------
change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect.

     5.6.   Taxes.  The Borrower and its Subsidiaries have filed all United
            -----
States Federal income tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States Federal income tax returns of the Borrower and its Subsidiaries have been filed with the Internal Revenue Service through the Fiscal Year ended December 31, 1999. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7.   Litigation and Contingent Obligations.  Except as set forth on
            -------------------------------------
Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loan. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8.   Subsidiaries.  Schedule 1 contains an accurate list of all
            ------------
Subsidiaries of the Borrower as of the date hereof, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and nonassessable.

     5.9.   ERISA.  There are no Unfunded Liabilities of any Single Employer
            -----
Plan. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10.  Accuracy of Information.  No information, exhibit or report
            -----------------------
furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.

     5.11.  Regulation U.  Margin stock (as defined in Regulation U) constitutes
            ------------
less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale or pledge or any other restriction hereunder.

     5.12.  Material Agreements.  Except as set forth on Schedule 5.12, neither
            -------------------
the Borrower nor any Subsidiary is (a) a party to any agreement or instrument or
(b) subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13.  Compliance With Laws.  The Borrower and its Subsidiaries have
            --------------------
complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14.  Ownership of Properties.  Except as set forth on Schedule 2, on the
            -----------------------
date hereof, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

     5.15.  Plan Assets; Prohibited Transactions.  The Borrower is not an entity
            ------------------------------------
deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of the Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16.  Environmental Matters. In the ordinary course of its business, the
            ---------------------
officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17.  Investment Company Act.  Neither the Borrower nor any Subsidiary is
            ----------------------
an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18.  Public Utility Holding Company Act.  Neither the Borrower nor any
            ----------------------------------
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19.  Post-Retirement Benefits.  There are no post-retirement medical and
            ------------------------
insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees.


                                  ARTICLE VI

                                   COVENANTS
                                   ---------

     So long as any Obligations are outstanding, unless the Required Lenders shall otherwise consent in writing:

     6.1.   Financial Reporting.  The Borrower will maintain, for itself and
            -------------------
each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

     (i) Within 180 days after the close of each Fiscal Year, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared on a consolidated basis in accordance with Agreement Accounting Principles, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows for itself and its Subsidiaries, accompanied by (a) any management letter prepared by said accountants, (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default in respect of Section 6.10(iii) or 6.23, or if, in the opinion of such accountants, any such Default or Unmatured Default shall exist, stating the nature and status thereof and (c) profit and loss statements on a consolidating basis for itself and its Subsidiaries, certified by its chief financial officer.

     (ii) Within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter, all certified by its chief financial officer, along with a calculation of Excess Availability and Excess Cash Flow.

     (iii) Together with the financial statements required under Sections 6.1(i) and (ii), (A) a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (B) a receivables monitoring report in form and substance acceptable to the Required Lenders covering the accounts receivable and inventory owned by the Borrower and its Subsidiaries; provided that the Borrower shall not be required to reimburse the Administrative
--------
Agent for more than $15,000 of the cost of any such report per Fiscal Quarter.

     (iv) Within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

     (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (vi) As soon as possible and in any event within 15 days after receipt by the Borrower, a copy of (a) any written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and
(b) any written notice alleging any violation of any Federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, has had or could reasonably be expected to have a Material Adverse Effect.

     (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (ix) Promptly upon the furnishing thereof to Congress, a copy of each borrowing base certificate delivered pursuant to the Congress Credit Agreement.

     (x) As soon as available, but in any event within 60 days after the beginning of each Fiscal Year a copy of the plan and forecast (including a projected consolidated balance sheet and funds flow statement and a projected consolidated and consolidating income statement) of the Borrower for such Fiscal Year.

     (xi) Promptly upon the furnishing thereof to Congress, each accounts receivable aging report delivered to Congress pursuant to the Congress Credit Agreement.

     (xii) Within 10 days after the end of each month, a copy of each report detailing actual dispositions of personal property covered by certificates of title during such month and planned dispositions of such personal property for the next succeeding month.

     (xiii) Such other information (including nonfinancial information) as the Agent or any Lender may from time to time reasonably request.

     6.2.   Notice of Default.  The Borrower will, and will cause each
            -----------------
Subsidiary to, give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which has had or could reasonably be expected to have a Material Adverse Effect.

     6.3.   Conduct of Business.  The Borrower will, and will cause each
            -------------------
Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     6.4.   Taxes.  The Borrower will, and will cause each Subsidiary to, timely
            -----
file complete and correct United States Federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that the Borrower or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States Federal tax law.

     6.5.   Insurance.  The Borrower will, and will cause each Subsidiary to,
            ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.6.   Compliance with Laws.  The Borrower will, and will cause each
            --------------------
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

     6.7.   Maintenance of Properties.  The Borrower will, and will cause each
            -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.8.   Inspection; Collateral Audit.  The Borrower will, and will cause
            ----------------------------
each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to (a) inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate and (b) conduct a collateral audit with respect to the Borrower and its Subsidiaries (i) within 90 days following the date hereof and
(ii) on a semiannual basis for the first year following the date hereof (provided that the Agent and the Lenders may thereafter request an annual
 --------
collateral audit in their reasonable discretion), all at the Borrower's expense.

     6.9.   Restricted Payments.  The Borrower will not, nor will it permit any
            -------------------
Subsidiary to, (a) declare or pay any Dividends or make any other distributions on its capital stock (other than Dividends payable in its own capital stock), including Dividends on the GECC Preferred Stock, or redeem, repurchase or otherwise acquire or retire any capital stock of the Borrower or any Subsidiary at any time outstanding, except that any Subsidiary may declare and pay Dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary or (b) make payments (other than mandatory prepayments by the Borrower with the net proceeds of any issuance of equity of the Borrower after the date hereof) in excess of $100,000 during any month with respect to Indebtedness of the Borrower or any Subsidiary arising under the Stock Purchase Agreement dated as of April 19, 2001 among the Borrower, T. Wayne Davis, Cynthia F. Turner, Philip R. Fulmer, Timothy A. Fulmer, Barbara Fulmer and Carroll A. Fulmer, as such Stock Purchase Agreement is in effect on April 19, 2001.

     6.10.  Indebtedness.  The Borrower will not, nor will it permit any
            ------------
Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (i)    The Loans.

     (ii)   Indebtedness existing on the date hereof and described in Schedule
2.

     (iii) After the date hereof, (A) purchase money Indebtedness for equipment, including Capitalized Leases, (B) Operating Lease Obligations, and
(C) the approximately $4,300,000 Rocor seller note, not to exceed $75,000,000 in aggregate principal amount outstanding at any time for all Indebtedness under clauses (A), (B), (C) and (D).

     (iv)   Indebtedness under the Congress Credit Agreement.

     (v) Indebtedness arising under interest rate, fuel management or hedging agreements between the Borrower and any Person entered into in the ordinary course of business and not for speculation.

     6.11.  Merger.  The Borrower will not, nor will it permit any Subsidiary
            ------
to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary, or change its legal name or status as a corporation, limited liability or partnership, as applicable, without the prior written consent of the Required Banks.

     6.12.  Sale of Assets.  The Borrower will not, nor will it permit any
            --------------
Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

     (i)    Sales of inventory in the ordinary course of business.

     (ii) Sales of revenue equipment in the ordinary course of business for a purchase price not less than 80% of the orderly liquidation value of such equipment as set forth in the valuation reports of Dovebid Norman Levy & Associates delivered from time to time to the Agent.

     (iii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the 12-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     6.13.  Investments and Acquisitions.  The Borrower will not, nor will it
            ----------------------------
permit any Subsidiary to, make or suffer to exist any Investments, or commitments therefor, or to become or remain a partner in any partnership or joint venture, or to make any Acquisition, except:

     (i)    Cash Equivalent Investments.

     (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1.

     (iii) Investments in the ordinary course of business in connection with the formation of new Subsidiaries in similar lines of business as the Borrower and its existing Subsidiaries.

     6.14.  Liens.  The Borrower will not, nor will it permit any Subsidiary to,
            -----
create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

     (v)    Liens existing on the date hereof and described in Schedule 2.

     (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

     (vii) Liens covering equipment (but not other assets) securing Indebtedness incurred or assumed for the purpose of financing such equipment and permitted under Section 6.11(iii); provided that (A) any such Lien attaches to
                                   --------
such equipment concurrently with or within 60 days after the acquisition thereof, (B) such Lien attaches solely to such equipment so acquired in such transaction, and (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such equipment.

     (viii) Liens securing obligations under or related to the Congress Credit Agreement.

     6.15.  Affiliates.  The Borrower will not, and will not permit any
            ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction.

     6.16.  No Amendment to GECC Convertible Preferred Stock; No Issuance of
            ----------------------------------------------------------------
Additional Redeemable Stock.  The Borrower will not after the Effective Date (a)
---------------------------
amend the terms, preferences, rights and limitations of the GECC Convertible Preferred Stock in any manner having the effect of increasing the amount of dividends thereon or redemptions thereof or providing for any earlier payment in respect of dividends or redemptions or otherwise in respect of such stock or (b) issue any redeemable shares of stock after the date hereof.

     6.17.  Sale of Accounts.  The Borrower will not, nor will it permit any
            ----------------
Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

     6.18.  Sale and Leaseback Transactions and other Off-Balance Sheet
            -----------------------------------------------------------
Liabilities.  The Borrower will not, nor will it permit any Subsidiary to, enter
-----------
into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except with respect to revenue equipment in the ordinary course of business.

     6.19.  Contingent Obligations.  The Borrower will not, nor will it permit
            ----------------------
any Subsidiary to, make or suffer to exist any Contingent Obligations (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary) exceeding at any time $5,000,000 in the aggregate, except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Guaranty and (iii) the guaranty by the Borrower and various Subsidiaries under the Congress Credit Agreement.

     6.20.  Letters of Credit.  The Borrower will not, nor will it permit any
            -----------------
Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit, except for the Existing LCs.

     6.21.  Prepayment of Other Debt.  If an Unmatured Default or a Default has
            ------------------------
occurred, Borrower will not, nor will it permit any Subsidiary to, prepay any Indebtedness (including, without limitation, the GECC Convertible Preferred Stock) other than the Obligations and loans under the Congress Credit Agreement.

     6.22.  Consolidated Capital Expenditures. The Borrower will not permit the
            ---------------------------------
aggregate amount of Consolidated Capital Expenditures made by the Borrower and its Subsidiaries during any period of 12 consecutive months to (a) exceed $30,000,000 or (b) be less than $1,000,000.

     6.23.  Additional Subsidiaries; Further Assurances. The Borrower will cause
            -------------------------------------------
each Subsidiary acquired or created after the date hereof to execute a counterpart of the Guaranty and grant to the Agent for the benefit of the Agent and the Lenders perfected security interests in all of its personal property as collateral to secure the Obligations, in each case pursuant to the applicable Collateral Documents (subject only to Liens in favor of other Persons permitted under Section 6.15); provided that no Foreign Subsidiary shall have an
                     --------
obligation to execute a counterpart of the Guaranty or to grant any security interest in its personal property; and provided, further that neither the
                                       --------  -------
Borrower nor any Subsidiary shall be required to pledge more than 65% of the stock of any Foreign

Subsidiary. The Borrower agrees to take and to cause each Guarantor to take such actions as the Agent or the Required Lenders may from time to time reasonably request to establish and maintain perfected security interests in all of their personal property, including without limitation the perfection of the Agent's security interest in all such personal property covered by certificates of title substantially contemporaneously with the date of acquisition of such property (subject to Liens in favor of other Persons permitted under Section 6.15).

     6.24.  Release and Covenant Not to Sue.  (a) In consideration of the
            -------------------------------
agreements and understandings in this Agreement, the Borrower and each of the Guarantors, for themselves and, to the extent that any of the following is claiming by, through, or otherwise on behalf of (including, without limitation, on any derivative basis) either the Borrower or any Guarantor, for their respective employees, officers, agents, executors, heirs, successors and assigns, jointly and severally, hereby release each of the Agent and each Lender, and its employees, officers, participants, agents, affiliates, subsidiaries, successors and assigns from any claim, right or cause of action which now exists, in any way related to facts in existence as of the date hereof, whether known or unknown, including without limitation any claims in any way related to the Loan Documents and the business relationship with the Agent and the Lenders.

     (b) The Borrower and each of the Guarantors hereby covenant that they will refrain from commencing any action or suit or prosecuting any action or suit, in law or in equity, against each of the Agent and the Lenders, its employees, officers, agents, participants, affiliates, subsidiaries, successors and assigns, on account of any claim, action or cause of action which now exists in the Borrower's or any Guarantor's favor based upon facts existing as of the date of this Agreement. In addition to the other liability which shall accrue upon the breach of this covenant, the breaching party shall be liable to the Agent and the Lenders for all reasonable attorneys' fees and costs incurred by such party in the defense of such action or suit.

                                  ARTICLE VII

                                   DEFAULTS
                                   --------

     The occurrence or continuance of any one or more of the following events on or after the date hereof shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due or nonpayment of interest upon any Loan or of any fee or other obligation under any Loan Document within five days after the same becomes due.

     7.3.   The breach by the Borrower of any of the terms or provisions of
Article VI, Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18,
6.19 or 6.23.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay when due (after any applicable grace period) any funded Indebtedness or amounts under any interest rate, fuel management or hedging agreement aggregating in excess of $1,000,000 ("Material Financial Obligation"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Financial Obligation was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Financial Obligation to cause, such Material Financial Obligation to become due prior to its stated maturity; or any Material Financial Obligation of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its

Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the 12-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

     7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

     7.13. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

     7.14.  Any Change in Control shall occur.

     7.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.16. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation within 1 day after such obligation is due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction, which default or breach continues beyond any period of grace therein provided.

     7.17. The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or any Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

     7.18. Any Collateral Document shall for any reason fail to create a valid and perfected security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower or any Guarantor shall fail to comply with any of the terms or provisions of any Collateral Document.

     7.19. The representations and warranties set forth in Section 5.15 shall at any time not be true and correct in any material respect.

     7.20. An "Event of Default" under and as defined in the Congress Credit Agreement has occurred and is continuing.

     7.21. The Borrower shall fail to make any regularly scheduled payment under any Operating Lease after any applicable grace period.


                                  ARTICLE VII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

     8.1.   Acceleration.  (i) If any Default described in Section 7.6 or 7.7
            ------------
occurs with respect to the Borrower, the obligations of the Lenders to maintain Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender.

If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     (ii) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2.   Amendments.  Subject to the provisions of this Article VIII, the
           ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided that no such supplemental agreement shall, without
                   --------
the consent of all of the Lenders:

     (i) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii)   Reduce the percentage specified in the definition of Required
Lenders.

     (iii) Reduce the amount of, or extend the payment date for, the mandatory payments required under Section 2.2, or permit the Borrower to assign its rights under this Agreement.

     (iv)   Amend this Section 8.2.

     (v) Release any Guarantor of any Obligations or, except as provided in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3.   Preservation of Rights.  No delay or omission of the Lenders or the
            ----------------------
Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of any Loan Document whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                  ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

     9.1.  Survival of Representations.  All representations and warranties of
           ---------------------------
the Borrower contained in this Agreement shall survive the making of the Loans.

     9.2.  Governmental Regulation.  Anything contained in this Agreement to the
           -----------------------
contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3.  Headings.  Section headings in the Loan Documents are for convenience
           --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4.  Entire Agreement.  The Loan Documents embody the entire agreement and
           ----------------
understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     9.5.  Several Obligations; Benefits of this Agreement.  The respective
           -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.6.  Expenses; Indemnification.  (i)  The Borrower shall reimburse the
           -------------------------
Agent for any reasonable costs, internal charges and out-of-pocket expenses (including actual attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including actual attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents.

     (ii) The Borrower hereby further agrees to indemnify the Agent, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

     9.7.  Numbers of Documents.  All statements, notices, closing documents,
           --------------------
and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8.  Accounting.  Except as provided to the contrary herein, all
           ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9.  Severability of Provisions.  Any provision in any Loan Document that
           --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10.  Nonliability of Lenders. The relationship between the Borrower on
            -----------------------
the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11.  Confidentiality.  Each Lender agrees to hold any confidential
            ---------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

     9.12.  Nonreliance.  Each Lender hereby represents that it is not relying
            -----------
on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     9.13.  Disclosure.  The Borrower and each Lender hereby (i) acknowledge and
            ----------
agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.


                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed
           -----------------------------------
by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2.  Powers.  The Agent shall have and may exercise such powers under the
            ------
Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3.  General Immunity.  Neither the Agent nor any of its directors,
            ----------------
officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any
           ------------------------------------------
of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5.  Action on Instructions of Lenders.  The Agent shall in all cases be
            ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6.  Employment of Agents and Counsel.  The Agent may execute any of its
            --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7.  Reliance on Documents; Counsel.  The Agent shall be entitled to rely
            ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8.  Agent's Reimbursement and Indemnification.  The Lenders agree to
            -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Lender shall be
                                          --------
liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.1(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or
           -----------------
notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10.  Rights as a Lender.  In the event the Agent is a Lender, the Agent
             ------------------
shall have the same rights and powers hereunder and under any other Loan Document with respect to its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11.  Lender Credit Decision.  Each Lender acknowledges that it has,
             ----------------------
independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12.  Successor Agent. The Agent may resign at any time by giving written
             ---------------
notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent with (so long as no Default or Unmatured Default shall have occurred and be continuing) the consent of the Borrower (such consent not to be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     10.13. Delegation to Affiliates. The Borrower and the Lenders agree that
            ------------------------
the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.14.  Execution of Collateral Documents.  The Lenders hereby empower and
             ---------------------------------
authorize the Agent to execute and deliver to the Borrower on their behalf any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Pledge and Security Agreement.

     10.15.  Collateral Releases.  The Lenders hereby empower and authorize the
             -------------------
Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.


                                  ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

     11.1.  Setoff. In addition to, and without limitation of, any rights of the
            ------
Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2. Ratable Payments.  If any Lender, whether by setoff or otherwise, has
           ----------------
payment made to it upon the outstanding principal amount of its Loans (other than payments received pursuant to Section 3.1) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the aggregate outstanding principal amount of the Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the aggregate outstanding principal amount of the Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1.  Successors and Assigns.  The terms and provisions of the Loan
            ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided
                                                                    --------
that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided that the Agent may in its discretion (but shall not be required to)
--------
follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2.  Participations.
            --------------

          12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary
                 ------------------------------
     course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan of such Lender, any Note held by such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2  Voting Rights.  Each Lender shall retain the sole right to
                  -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

          12.2.3  Benefit of Setoff.  The Borrower agrees that each Participant
                  -----------------
     shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3.  Assignments.
            -----------

           12.3.1 Permitted Assignments. Any Lender may, in the ordinary course
                  ---------------------
     of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

           12.3.2  Effect; Effective Date.  Upon (i) delivery to the Agent of an
                   ----------------------
     assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment, and the Agent shall promptly provide the Borrower with notice of such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Loan under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this
     Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loan be evidenced by a Note, make appropriate arrangements so that a new Note or, as appropriate, a replacement Note is issued to such transferor Lender and a new Note or, as appropriate, a replacement Note, is issued to such Purchaser, in each case in principal amounts reflecting their outstanding Loans, as adjusted pursuant to such assignment.

     12.4. Dissemination of Information. The Borrower authorizes each Lender to
           ----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each
                                                             --------
Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5. Tax Treatment. If any interest in any Loan Document is transferred to
           -------------
any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.1(iv).


                                  ARTICLE XII

                                    NOTICES
                                    -------

     13.1. Notices. All notices, requests and other communications to any party
           -------
hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until
--------
received.

     13.2.  Change of Address.  The Borrower, the Agent and any Lender may each
            -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                  COUNTERPARTS
                                  ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.


                                  ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

     15.1.  CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
            -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2.  CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO
            -----------------------
THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY
           --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING

IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     15.4.  WAIVER OF AND AGREEMENT TO TERMINATE AUTOMATIC STAY. EACH OF THE
            ---------------------------------------------------
BORROWER AND EACH GUARANTOR HEREBY AGREES THAT, IN THE EVENT THAT IT EVER BECOMES A DEBTOR IN A CASE UNDER 11 U.S.C. (S)101 ET SEQ. (AS AMENDED), IT HEREBY CONSENTS TO THE WAIVER OR TERMINATION OF THE AUTOMATIC STAY IMPOSED UNDER
SECTION 362(a) OF THAT STATUTE AND ANY OTHER STAY IMPOSED IN ANY SUCH CASE SO THAT THE AGENT ON BEHALF OF THE LENDERS CAN PROCEED AGAINST THE COLLATERAL OF THE BORROWER OR SUCH GUARANTOR GRANTED UNDER THE COLLATERAL DOCUMENTS.

                        [SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.


                              TRANSIT GROUP, INC.


                              By: /s/ Philip A. Belyew
                                 ---------------------
                              Name: Philip A. Belyew
                                   -------------------
                              Title: President
                                    ------------------

                              2859 Paces Ferry Road, Suite 1740
                              Atlanta, Georgia 30339
                              Attention: James G. Overley

                              Telephone:  (770) 444-0240
                              FAX:  (770) 444-0246

                              BANK ONE, NA,
                              Individually and as Agent

                              By: /s/ Linda M. Thompson
                                 ---------------------------
                              Name:  Linda M. Thompson
                                    ------------------------
                              Title:   Senior Vice President
                                      ----------------------

                              1 Bank One Plaza
                              Chicago, Illinois 60670
                              Attention: Linda M. Thompson

                              Telephone:  (312) 732-6423
                              FAX:  (312) 732-1775

                              AMSOUTH BANK


                              By: /s/ William R. Hoog
                                 --------------------
                              Name: William R. Hoog
                                   ------------------
                              Title:   Vice President
                                     ----------------

                              100 N. Tampa Street
                              Suite 3400
                              Tampa, Florida 33602
                              Attention: William Hoog

                              Telephone:  (813) 226-1104
                              FAX:  (813) 226-1102

                              BANK OF AMERICA, N.A.


                              By: /s/ Michael J. Fey
                                 --------------------
                              Name:  Michael J. Fey
                                    -----------------
                              Title:   Vice President
                                     ----------------

                              101 N. Tryon Street, 13/th/ Floor
                              NC1-001-13-26
                              Charlotte, North Carolina 28255
                              Attention: Michael Fey

                              Telephone:  (704) 388-2461
                              FAX:  (704) 386-5856

                              COMPASS BANK


                              By:   /s/ T. Ray Sandefur
                                  ------------------------
                              Name: T. Ray Sandefur
                                   -----------------------
                              Title: Senior Vice President
                                    ----------------------

                              15 South 20th Street
                              15th Floor
                              Birmingham, Alabama 35233
                              Attention: T. Ray Sandefur

                              Telephone:  (205) 933-3652
                              FAX:  (205) 715-7212

                              BRANCH BANKING AND TRUST


                              By: /s/ Rufus Yates
                                 ----------------------------
                              Name: Rufus Yates
                                   --------------------------
                              Title: Executive Vice President
                                    -------------------------

                              110 South Stratford Road
                              Suite 301
                              Winston Salem, North Carolina 27104
                              Attention: Mark Redmond

                              Telephone:  (336) 733-3242
                              FAX:  (336) 733-3254

                              NATIONAL CANADA FINANCE LLC (as successor to
                              National Canada Finance Corp).


                              By:   /s/ Martin Feig
                                  -----------------
                              Name: Martin Feig
                                   ----------------
                              Title: Vice President
                                    ---------------


                              By: /s/ Frank H. Dalt
                                 ---------------------------
                              Name: Frank H. Dalt
                                   -------------------------
                              Title:   Senior Credit Officer
                                     -----------------------

                              125 West 55th Street
                              New York, New York 10019
                              Attention: Martin Feig

                              Telephone:  (212) 632-8629
                              FAX:  (212) 632-8545

                              UNION BANK OF CALIFORNIA


                              By:   /s/ Daniel Isenberg
                                  ---------------------
                              Name: Daniel Isenberg
                                   --------------------
                              Title:
                                     ------------------

                              445 S. Figueroa Street
                              Los Angeles, California 90071
                              Attention: Daniel Isenberg

                              Telephone:  (213) 236-6202
                              FAX:  (213) 236-6293

                              Solely for purposes of Section 6.24 and 15.4:

                              CARROLL FULMER & COMPANY, INC.


                              By: /s/ Philip A. Belyew
                                  --------------------
                              Title: Sole Director
                                    ------------------


                              J&L TRUCK LEASING OF FARMINGTON,
                              INCORPORATED


                              By: /s/ Philip A. Belyew
                                  --------------------
                              Title: Sole Director
                                    ------------------


                              LAND TRANSPORTATION, LLC


                              By: /s/ Philip A. Belyew
                                  --------------------
                              Title: Sole Manager
                                    ------------------


                              TRANSIT GROUP TRANSPORTATION, LLC


                              By: /s/ Philip A. Belyew
                                  --------------------
                              Title: Sole Manager
                                    ------------------


                              TRANSIT LOGISTICS, LLC


                              By: /s/ Philip A. Belyew
                                  --------------------
                              Title: Sole Manager
                                    ------------------


                              TRANSIT HOLDINGS COMPANY, INC.


                              By: /s/ Philip A. Belyew
                                  --------------------
                              Title: Sole Director
                                    ------------------